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Exhibit 23.2
Consent Of Geological Consultant

                             Laurence G. Stephenson
                  Suite 302 15015 Victoria Ave. White Rock B.C.
                              Tel/Fax: 604-542-2691

                                CONSENT OF AUTHOR

To: Securities and Exchange Commission, U.S.A.

I, Laurence G. Stephenson, P.Eng., do hereby consent, with the regulatory authorities referred to above, of the technical report titled "Geology Report on Silver Creek Claims" dated June, 2004 (The "Technical Report"), in the Registration Statement on Form SB-2 filed by Driftwood Ventures Inc. with the United States Securities and Exchange Commission, and of extracts from or a summary of the Technical Report in the written disclosure in an Offering Memorandum, other offering documents, or an Annual Information Form of Driftwood Ventures Inc.

I also certify that I have read the written disclosure, Driftwood Ventures Inc.'s summary, being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report or that the written disclosure in an Offering Memorandum, other offering documents, or an Annual Information Form of Driftwood Ventures Inc. I also consent to the inclusion of my name as an expert in Driftwood Ventures Inc.'s registration statement and to the written disclosure of the Technical Report and filing of this consent as an exhibit to its registration statement.

DATED:  June 22, 2006


/s/ Laurence G. Stephenson
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Signature of Qualified Person


Laurence G. Stephenson
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Print name of Qualified Person